                                                                       EXHIBIT 2


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                              LUMISYS INCORPORATED
                             a Delaware corporation;


                          SAC ACQUISITION CORPORATION,
                           a Delaware corporation; and


                                 COMPURAD, INC.,
                             a Delaware corporation





                       ----------------------------------

                         Dated as of September 28, 1997

                       ----------------------------------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DESCRIPTION OF TRANSACTION.....................................  2
      1.1   Merger of Merger Sub into the Company..........................  2
      1.2   Effect of the Merger...........................................  2
      1.3   Closing; Effective Time........................................  2
      1.4   Certificate of Incorporation and Bylaws; Directors and
            Officers.......................................................  2
      1.5   Conversion of Shares...........................................  3
      1.6   Closing of the Company's Transfer Books........................  4
      1.7   Exchange of Certificates.......................................  4
      1.8   Dissenting Shares..............................................  6
      1.9   Tax Consequences...............................................  6
      1.10  Accounting Consequences........................................  7
      1.11  Further Action.................................................  7

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  7
      2.1   Due Organization; Subsidiaries; Etc............................  7
      2.2   Certificate of Incorporation and Bylaws. ......................  7
      2.3   Capitalization, Etc............................................  8
      2.4   SEC Filings; Financial Statements..............................  9
      2.5   Absence of Changes............................................. 10
      2.6   Title to Assets................................................ 12
      2.7   Receivables.................................................... 12
      2.8   Real Property; Equipment; Leasehold............................ 12
      2.9   Proprietary Assets............................................. 12
      2.10  Contracts...................................................... 14
      2.11  Liabilities.................................................... 16
      2.12  Compliance with Legal Requirements............................. 16
      2.13  Certain Business Practices..................................... 16
      2.14  Governmental Authorizations.................................... 17
      2.15  Tax Matters.................................................... 17
      2.16  Employee and Labor Matters; Benefit Plans...................... 18
      2.17  Environmental Matters.......................................... 20
      2.18  Insurance...................................................... 20
      2.19  Transactions with Affiliates................................... 21
      2.20  Legal Proceedings; Orders...................................... 21
      2.21  Authority; Binding Nature of Agreement......................... 21
      2.22  No Existing Discussions........................................ 22
      2.23  Accounting Matters............................................. 22
      2.24  Vote Required.................................................. 22
      2.25  Non-Contravention; Consents.................................... 22


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      2.26  Fairness Opinion............................................... 23
      2.27  Financial Advisor.............................................. 23
      2.28  Section 203 of the DGCL Not Applicable......................... 23


Section 3.  Representations and Warranties of Parent and Merger Sub........ 24
      3.1   Organization, Standing and Power............................... 24
      3.2   Certificate of Incorporation and Bylaws........................ 24
      3.3   Capitalization, Etc............................................ 24
      3.4   SEC Filings; Financial Statements.............................. 25
      3.5   Absence of Certain Changes or Events........................... 26
      3.6   Title to Assets................................................ 27
      3.7   Receivables.................................................... 27
      3.8   Real Property; Equipment; Leasehold............................ 27
      3.9   Proprietary Assets............................................. 28
      3.10  Contracts...................................................... 29
      3.11  Liabilities.................................................... 30
      3.12  Compliance with Legal Requirements............................. 31
      3.13  Certain Business Practices..................................... 31
      3.14  Governmental Authorizations.................................... 31
      3.15  Tax Matters.................................................... 31
      3.16  Employee and Labor Matters; Benefit Plans...................... 32
      3.17  Environmental Matters.......................................... 32
      3.18  Insurance...................................................... 33
      3.19  Transactions with Affiliates................................... 33
      3.20  Legal Proceedings; Orders...................................... 33
      3.21  Authority; Binding Nature of Agreement.  ...................... 33
      3.22  Vote Required.................................................. 34
      3.23  Non-Contravention; Consents.................................... 34
      3.24  No Existing Discussions........................................ 34
      3.25  Accounting Matters............................................. 34
      3.26  Financial Advisor.............................................. 34
      3.27  Fairness Opinion............................................... 34
      3.28  Valid Issuance................................................. 35

SECTION 4.  CERTAIN COVENANTS OF THE PARTIES............................... 35
      4.1   Access and Investigation....................................... 35
      4.2   Operation of the Company's Business............................ 35
      4.3   Operation of Parent's Business................................. 38
      4.4   No Solicitation................................................ 39

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES............................ 40
      5.1   Registration Statement; Joint Proxy Statement.................. 40


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      5.2   Company Stockholders' Meeting.................................. 41
      5.3   Parent Stockholders' Meeting................................... 42
      5.4   Regulatory Approvals........................................... 43
      5.5   Stock Options, Warrants, and Employee Stock Purchase Plans..... 43
      5.6   Indemnification of Officers and Directors...................... 45
      5.7   Pooling of Interests........................................... 46
      5.8   Additional Agreements.......................................... 46
      5.9   Disclosure..................................................... 47
      5.10  Affiliate Agreements........................................... 47
      5.11  Tax Matters.................................................... 47
      5.12  Comfort Letters................................................ 47
      5.13  Resignation of Officers and Directors.......................... 48
      5.14  Appointment of Additional Directors............................ 48
      5.15  Consents....................................................... 48
      5.16  Financial Information and Reporting............................ 48

Section 6.  Conditions Precedent to Obligations of Parent and Merger Sub... 48
      6.1   Accuracy of Representations.................................... 49
      6.2   Performance of Covenants....................................... 49
      6.3   Effectiveness of Registration Statement........................ 49
      6.4   Stockholder Approval........................................... 49
      6.5   Agreements and Documents....................................... 49
      6.6   No Material Adverse Effect..................................... 50
      6.7   Listing........................................................ 50
      6.8   No Restraints.................................................. 50
      6.9   No Governmental Litigation..................................... 50

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.............. 51
      7.1   Accuracy of Representations.................................... 51
      7.2   Performance of Covenants....................................... 51
      7.3   Effectiveness of Registration Statement........................ 51
      7.4   Stockholder Approval........................................... 51
      7.5   Documents...................................................... 51
      7.6   No Material Adverse Effect..................................... 52
      7.7   Listing........................................................ 52
      7.8   No Restraints.................................................. 52

SECTION 8.  TERMINATION.................................................... 52
      8.1   Termination.................................................... 52
      8.2   Effect of Termination.......................................... 54
      8.3   Expenses; Termination Fees..................................... 54

SECTION 9.  MISCELLANEOUS PROVISIONS....................................... 56



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      9.1   Amendment...................................................... 56
      9.2   Waiver......................................................... 57
      9.3   No Survival of Representations and Warranties.................. 57
      9.4   Entire Agreement; Counterparts; Applicable Law; Jurisdiction... 57
      9.5   Attorneys' Fees................................................ 57
      9.6   Assignability.................................................. 58
      9.7   Notices........................................................ 58
      9.8   Construction................................................... 59



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                                    EXHIBITS




Exhibit A   -     Certain definitions

Exhibit B   -     Form of Certificate of Incorporation of Surviving Corporation

Exhibit C   -     Form of Affiliate Agreement

Exhibit D   -     Continuity of Interest Certificate

Exhibit E   -     Form of Employment Offer Letter

Exhibit F   -     Individuals to execute Employment Offer Letters

Exhibit G   -     Voting Agreement

Exhibit H   -     Individuals to execute the Voting Agreement

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of September 28, 1997, by and among: LUMISYS INCORPORATED a Delaware corporation ("Parent"); SAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and COMPURAD, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS


      A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

      B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

      C. The respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:


SECTION 1. DESCRIPTION OF TRANSACTION


      1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

      1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

      1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7) shall be no later than the tenth business day after the satisfaction of the latest to occur of the conditions set forth in Sections 6.4 and 7.4. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

      1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

            (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.


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
      1.5 CONVERSION OF SHARES

            (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                  (i) any shares of Company Common Stock then held by the
            Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (ii) any shares of Company Common Stock then held by Parent,
            Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                  (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(d), 1.5(e) and 1.8, each share of Company Common Stock then outstanding shall be converted into the right to receive 0.9280 of a share of Parent Common Stock, which shares shall have been registered under the Securities Act pursuant to a registration statement on Form S-4 as described in Section 5.1 hereof; and

                  (iv) each share of the common stock, $0.001 par value per
            share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

            (b) The fraction of a share of Parent Common Stock specified in
Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

            (c) In accordance with rules and regulations relating to pooling of interests accounting, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

            (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any


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
holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market System on the date the Merger becomes effective.

            (e) If there are any Excess Company Merger Expenses (as defined in
Section 8.3(a)), the Exchange Ratio shall be adjusted as follows:

New Exchange Ratio   =     Exchange Ratio x  (Number of Company Common
                                             Stock to be exchanged in the
                                             Merger + Company Options (as
                                             defined in Section 2.3) and
                                             Company Warrants (as defined
                                             in Section 2.3)  x 7.50 -
                                             Excess Company Merger Expenses
                                             ------------------------------
                                             7.50 x Number of Company
                                             Common Stock to be exchanged
                                             in the Merger + Company
                                             Options and Company Warrants)

      1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

      1.7 EXCHANGE OF CERTIFICATES.

            (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."


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
            (b) As soon as reasonably practicable after the Effective Time, (but in any event within 10 business days thereafter) Parent shall cause the Exchange Agent to mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)), and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

            (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of any claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

      1.8 DISSENTING SHARES.

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger and are held by stockholders who have complied with the applicable provisions of Title 8,
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Title 8, Section 262 of the DGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Title 8,
Section 262 of the DGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock in accordance with Section 1.5(a)(iii) (and cash in lieu of any fractional share in accordance with Section 1.5(d) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c)).

            (b) The Company: (i) shall promptly notify Parent in writing of any notice received by the Company of a stockholder's intent to demand payment for such stockholder's shares of Company Common Stock pursuant to Title 8, Section 262 of the DGCL, and shall promptly notify Parent in writing of any other notice, demand or instrument delivered to the Company pursuant to the DGCL; and
(ii) shall give Parent's Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer.

      1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.10 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

      1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company SEC Documents (as defined in Section 2.4(a)) or in the Company Disclosure Schedule:

      2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

            (a) The Company has no Subsidiaries; and the Company does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. The Company has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of any general partnership, limited partnership or other Entity.

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

            (c) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company.

            (d) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name, or other name, other than the names set forth in Part 2.1(d) of the Company's Disclosure Schedule.

      2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of its certificate of incorporation and bylaws, in each case as amended as of the date of this Agreement.

      2.3 CAPITALIZATION, ETC.

            (a) The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Company Common Stock, of which 3,962,750 shares have been issued and are outstanding and of which no shares are held by the Company in its treasury as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are outstanding or are held by the Company in its treasury as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in
Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

            (b) At the close of business on September 25, 1997: (i) 151,410 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock under the Company's 1994 Stock Option Plan; (ii) 179,790 shares of Company Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock under the Company's 1996 Stock Option Plan; and (iii) 100,000 shares of Company Common Stock were subject to issuance pursuant to rights to purchase shares of Company Common Stock under the 1996 Employee Stock Purchase Plan. (Stock options granted by the Company pursuant to the 1994 Stock Option Plan and the 1996 Stock Option Plan are referred to in this Agreement as "Company Options"; the 1994 Stock Option Plan and the 1996 Stock Option Plan are collectively referred to as the "Company Stock Plans.") As of close of business on September 25, 1997, 100,000 shares of Company Common Stock were subject to issuance pursuant to outstanding warrants to purchase Company Common Stock (the "Company Warrants"). Part 2.3(b)(i) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and
(vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. Part 2.3(b)(ii) of the Company Disclosure Schedule sets forth the following information with respect to each Company Warrant: (i) the name of the holder of such Company Warrant; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was issued; (v) vesting and (vi) the date on which such Company Warrant expires. The Company has delivered to Parent an accurate and complete copy of each Company Warrant.

            (c) Other than the Company Options and the Company Warrants, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock and all outstanding shares of capital stock of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

      2.4 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) The Company has delivered to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1996 (the "Company SEC Documents"), including the Company's registration statement on Form SB-2 filed with the SEC on August 28, 1996. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The financial statements (including any related notes) contained in the Company SEC Documents ("Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby.

            (c) The Company has delivered to Parent an unaudited balance sheet of the Company as of June 30, 1997 (the "Company Unaudited Interim Balance Sheet"), and the related unaudited statement of operations, statement of stockholders' equity and statement of cash flows of the Company for the quarter then ended. The financial statements referred to in this Section 2.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 2.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the financial position of the Company as of June 30, 1997 thereof and the results of operations and cash flows of the Company for the six month period ended June 30, 1997.

      2.5 ABSENCE OF CHANGES. Except as disclosed in the Company SEC Documents, since June 30, 1997:

            (a) there has not been any Material Adverse Effect on the Company;

            (b) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (c) the Company has not sold, issued or granted, or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and outstanding Company Warrants), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (d) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's Stock Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, (iii) any restricted stock purchase agreement, or
(iv) any provision of any agreement evidencing any outstanding Company Warrant;

            (e) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f) the Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

            (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since June 30, 1997, exceeds $100,000 in the aggregate;

            (h) except in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

            (i) the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

            (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

            (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

            (l) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money except for advances to customers and employees (other than customers and employees who are also affiliates of the Company as identified in Part 2.19 of the Company Disclosure Schedule) in the ordinary course of business and consistent with past practices;

            (m) the Company has not (i) established or adopted any Plan, Welfare Plan or Pension Plan (as defined in Section 2.16), (ii) caused or permitted any Plan, Welfare Plan or Pension Plan to be amended in any material respect, (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iv) hired any new employees;

            (n) the Company has not changed any of its methods of accounting or accounting practices (i) having a Material Adverse Effect on the Company or (ii) that may have an effect on rules and regulations related to pooling of interests accounting, except insofar as such change is required by a change in generally accepted accounting principles;

            (o) the Company has not made any Tax election that could have a Material Adverse Effect on the Company;

            (p) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

            (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

      2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet; and (b) all other assets reflected in the books and records of the Company as being owned by the Company. All of said assets are owned by the Company free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable,
(ii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and
(iii) liens described in Part 2.6 of the Company Disclosure Schedule.

      2.7 RECEIVABLES.

            (a) Except as set forth on the Part 2.7(a) of the Company's Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 1997 and have not yet been collected) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business. All existing accounts receivable of the Company (including those accounts receivable reflected on the Company's Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable as of September 30, 1997) are current and, to the Company's knowledge will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts which shall not exceed $150,000 in the aggregate).


            (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Company to any employee, director, consultant or independent contractor other than routine travel advances made to employees in the ordinary course of business.

      2.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease previously made available to Parent by the Company and listed on Part 2.8(a) of the Company Disclosure Schedule.

      2.9 PROPRIETARY ASSETS.

            (a) Part 2.9(a)(i) of the Company Disclosure Schedule identifies each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body and the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies all other Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations of the Company in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by a third party (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The

Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) (except for Proprietary Assets licensed to the Company by a third party) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit (subject to the terms of any Company Contract pursuant to which Proprietary Assets have been licensed to the Company by a third party) all Proprietary Assets identified in Parts 2.9(a)(i), 2.9(a)(ii)(with respect to Proprietary Assets licensed to the Company by a third party) and 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company as currently conducted or proposed to be conducted with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

            (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Non-Disclosure Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Company Proprietary Asset.

            (c) Except as set forth in Part 2.9(c) of the Company Disclosure
Schedule: (i) all trademarks, service marks, copyrights, and to the knowledge of the Company, patents, held by the Company are valid, enforceable and subsisting;
(ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

            (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted and in the manner in which such business is currently proposed to be conducted by the Company. The Company has not (i) licensed any of the material Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Company Proprietary Asset. Part 2.10(a)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any Company Proprietary Asset (the "Escrow Contracts"), and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any material Company Proprietary Asset. To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any material Company Proprietary Asset, pursuant to the terms of any Escrow Contract.

      2.10 CONTRACTS.

            (a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" that has not already been disclosed in the Company SEC Documents. (For purposes of this Agreement, each of the following and each of the Contracts filed as part of the Company SEC Documents shall be deemed to constitute a "Material Contract"):


                  (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which the Company is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $60,000, to any current or former employee or director;

                  (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to the Company under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by the Company to any Person on a non-exclusive basis); or (B) of the type referred to in
      Section 2.9(e);

                  (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

                  (iv) any Contract imposing any material restriction on the right or ability of the Company (A) to engage in any line of business or to compete with any Person or grant any exclusive distribution rights, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                  (vi) any Contract requiring that the Company give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

                  (vii) any Contract (excluding the Company's non-exclusive license agreements of its products entered into in the ordinary course of the Company's business) that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                  (viii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration on or after the date hereof having a value in excess of $60,000 in the aggregate or (B) the performance of services on or after the date hereof having a value in excess of $60,000 in the aggregate;

                  (ix) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; and

                  (x) any other Contract, not otherwise identified in clauses "(i)" through "(ix)", if the Company's performance or breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.

            (b) To the Company's knowledge, each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 2.10 of the Company Disclosure
Schedule: (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract; (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract; (iii) since June 30, 1995, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and (iv) the Company has not waived any of its material rights under any Material Contract.

            (d) The Company is not currently renegotiating, any amount paid or payable to the Company under any Material Contract, or any other material term or provision of any Material Contract.

      2.11 LIABILITIES. As of the date of this Agreement, except as set forth in the Company SEC Documents, the Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured except for: (a) liabilities that would be required under generally accepted accounting principles to be disclosed on a balance sheet of the Company, and (b) recurring liabilities that have been incurred by the Company in the ordinary course of business and consistent with past practices.

      2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

      2.13 CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer, agent or employee of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      2.14 GOVERNMENTAL AUTHORIZATIONS. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted except where failure to so hold such Governmental

Authorization would not have a Material Adverse Effect on the Company. All such Governmental Authorizations are valid and in full force and effect. The Company is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations.

      2.15 TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

            (c) No Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

            (d) No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, nor will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code as a result of the transactions contemplated by this Agreement.

      2.16 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

            (a) Part 2.16(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company.

            (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, nor has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Company (a "Pension Plan").

            (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of any employees or former employees of the Company (a "Welfare Plan"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (d) With respect to each Plan, the Company has made available to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) The Company is not and has never been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

            (f) The Company does not have any plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of the Company.

            (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Company after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Company (or the employees' beneficiaries)).

            (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects. Part 2.16(h) of the Company Disclosure Schedule describes all obligations of the Company as of the date of this Agreement under any of the provisions of COBRA.

            (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

            (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (l) Part 2.16(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Company are "at will" employees.

            (m) Part 2.16(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) The Company does not have any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of the Company, or (ii) any of the employees of the Company intends to terminate his or her employment with the Company, except for such terminations that either individually or taken together with all other such terminations, would not have a Material Adverse Effect on the Company.

      2.17 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice from a Governmental Body, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Company with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice from a Government Body that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. To the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 2.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

      2.18 INSURANCE. The Company has made available to Parent a copy of all material insurance policies relating to the business, assets and operations of the Company. Each of such insurance policies is in full force and effect. Since December 31, 1996, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of the Company.

      2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents and Part 2.19 of the Company Disclosure Schedule, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure
Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

      2.20 LEGAL PROCEEDINGS; ORDERS.

            (a) There is no pending Legal Proceeding, and (to the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company which alone or in the aggregate has had or would have a Material Adverse Effect on the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would have a Material Adverse Effect on the Company.

            (b) There is no material order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

      2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, subject to the approval of this Agreement by the Required Company Stockholder Vote. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, and (c) unanimously recommended the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      2.22 NO EXISTING DISCUSSIONS. During the period between August 26, 1997, the date on which the parties entered into a non-solicitation agreement, and the date of this Agreement, neither the Company nor any Representative of the Company, is or was engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

      2.23 ACCOUNTING MATTERS. To the knowledge of the Company, neither the Company nor any affiliate (as that term is used in Rule 145 under the Securities
Act) of the Company has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests." Ernst & Young LLP has confirmed orally to the Company, Parent, and Price Waterhouse LLP, that, after having reviewed the transactions contemplated by this Agreement and having conducted a reasonable investigation of the Company, Ernst & Young LLP is not aware of any fact concerning the Company that could preclude Parent from accounting for the Merger as a "pooling of interests."

      2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

      2.25 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company, as amended, or (ii) any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of the Company;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of the Company or to any of the assets owned or used by the Company;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under (or an event which with notice or lapse of time or both would become a default), any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract, (iii) accelerate the maturity or performance of any such Material Contract, or (iv) cancel, terminate or modify any term of such Material Contract;

            (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for liens that will not, in any case or in the aggregate, have a Material Adverse Effect on the Company); or

            (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in or relating to any source code, of any material Company Proprietary Asset, or the transfer of any material asset of the Company to any Person pursuant to any Escrow Contract.

Except as may be required by the Exchange Act, the DGCL, and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) the Company has not been, is not or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.26 FAIRNESS OPINION. The Company's Board of Directors has received the written opinion of CIBC Wood Gundy, financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

      2.27 FINANCIAL ADVISOR. Except for CIBC Wood Gundy, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees and expenses of all accountants, brokers, financial advisors, legal counsel and other Persons retained by the Company in connection with the negotiation and effectuation of this Agreement and the transactions contemplated hereby incurred or to be incurred by the Company will not exceed $500,000 in the aggregate. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of CIBC Wood Gundy.

      2.28 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those Voting Agreements, in the form of Exhibit G, of even date herewith between Parent and each of the individuals identified on Exhibit H, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.4(a)) or in the Parent Disclosure Schedule:

      3.1 ORGANIZATION, STANDING AND POWER. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub.

      3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and the Merger Sub, in each case as amended as of the date hereof.

      3.3 CAPITALIZATION, ETC.

            (a) The authorized capital stock of Parent consists of: (i) 25,000,000 shares of Parent Common Stock, of which 6,474,096 shares have been issued and are outstanding and of which no shares are held by Parent in its treasury as of the date of this Agreement; and (ii) 5,000,000 shares of Parent Preferred Stock, $0.001 par value per share, of which no shares are outstanding or are held by the Company in its treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in Part 3.3(a)(i) of the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent; and
(iii) there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

            (b) At the close of business on September 25, 1997: (i) 316,707 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1987 Stock Option Plan;
(ii) 352,068 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1995 Stock Option Plan; (iii) 62,500 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase Parent Common Stock under Parent's 1995 Non-Employee Director's Stock Option Plan; (iv) 110,302 shares of Parent Common Stock were subject to issuance pursuant to rights to purchase Parent Common Stock under Parent's 1995 Employee Stock Purchase Plan; and (v) 26,587 shares of Parent Common Stock were subject to issuance pursuant to outstanding options granted outside of any Parent stock option plan. (Stock options granted by Parent pursuant to the 1995 Stock Option Plan, pursuant to the 1995 Non-

Employee Director's Stock Option Plan, pursuant to the 1987 Stock Option Plan and outside of any stock option plan are referred to in this Agreement as "Parent Options." The 1995 Stock Option Plan, the 1987 Stock Option Plan, and the 1995 Non-Employee Director's Stock Option Plan are collectively referred to as "Parent's Stock Plans.") Part 3.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of September 25, 1997, (i) the particular plan pursuant to which such Parent Option was granted; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option; (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedules, and the extent to which such Parent Option is vested and exercisable as of September 25, 1997, and (vii) the date on which such Parent Option expires.

            (c) Except for shares to be issued pursuant to rights to purchase Parent Common Stock under Parent's 1995 Employee Stock Purchase Plan and Parent Options, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

            (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding warrants to purchase Parent Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

      3.4 SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Parent has delivered to the Company accurate and complete copies of all registration statements, proxy statements, and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1996 (the "Parent SEC Documents") including the Company's registration statement on Form S-1 filed with the SEC on November 1995. All statements, reports, schedules, forms and other documents required to be filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) The consolidated financial statements contained in the Parent SEC Documents ("Parent Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its Subsidiaries for the periods covered thereby.

            (c) Parent has delivered to the Company an unaudited consolidated balance sheet of Parent as of June 30, 1997 (the "Parent Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations, statement of stockholders' equity and statement of cash flows of Parent for the quarter then ended. The financial statements referred to in this Section 3.4(c):
(i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (ii) fairly present the consolidated financial position of Parent as of June 30, 1997 thereof and the consolidated results of operations and cash flows of Parent for the six months ended June 30, 1997.

      3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents, since June 30, 1997:

            (a) there has not been any Material Adverse Effect on Parent;

            (b) Parent has not declared, accrued, set aside or paid any dividend;

            (c) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Parent's Stock Plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, (iii) or any restricted stock purchase agreement;

            (d) except in the ordinary course of business and consistent with past practices, Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 3.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

            (e) Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

            (f) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

            (g) Parent has not changed any of its methods of accounting or accounting practices (i) having a Material Adverse Effect on Parent or (ii) that may have an effect on rules and regulations related to pooling of interests accounting, except insofar as such change is required by a change in generally accepted accounting principles;

            (h) Parent has not made any Tax election that could have a Material Adverse Effect on Parent;

            (i) Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

            (j) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(i)" above.

      3.6 TITLE TO ASSETS. Parent owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (a) all assets reflected on the Parent Financial Documents; and (b) all other assets reflected in the books and records of Parent as being owned by Parent. All of said assets are owned by Parent free and clear of any Encumbrances, except for (i) any lien for current taxes not yet due and payable, (ii) liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, and (iii) liens described in Part 3.6 of the Parent Disclosure Schedule.

      3.7 RECEIVABLES. All existing accounts receivable of Parent (a) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business, (b) are current and, to Parent's knowledge will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $316,000 in the aggregate).

      3.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. Parent does not own any real property or any interest in real property, except for the leasehold created under the real property lease listed on Part 3.8(a) of the Parent Disclosure Schedule.

      3.9 PROPRIETARY ASSETS.

            (a) Parent, directly or indirectly, owns or is licensed or otherwise possesses legally enforceable rights to use all Proprietary Assets that are material to the business of Parent as currently conducted or as proposed to be conducted by Parent ("Parent Proprietary Assets").

            (b) Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Material Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by disclosure). No current or former employee, officer, director, stockholder, consultant or independent contractor has any valid right, claim or interest in or with respect to any Parent Proprietary Asset.

            (c) Except as set forth in Part 3.9(c) of the Parent Disclosure
Schedule: (i) all trademarks, service marks, copyrights, and to the knowledge of Parent, patents, held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

            (d) Parent has not (i) licensed any of the material Parent Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Parent Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (e) Except as set forth in Part 3.9(e) of the Parent Disclosure Schedule, Parent has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Parent Proprietary Asset. To Parent's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any material Parent Proprietary Asset pursuant to a Contract.

      3.10 CONTRACTS.

            (a) Part 3.10 of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Parent Material Contract" that has not already been disclosed in the Parent SEC Documents. (For purposes of this Agreement, each of the following and each of the Contracts filed as part of the Parent SEC Documents shall be deemed to constitute a "Parent Material Contract"):


                  (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which Parent is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $60,000, to any current or former employee or director;

                  (ii) any Contract (A) relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (1) any Proprietary Asset is licensed to Parent under any third party software license generally available to the public, or (2) any Proprietary Asset is licensed by Parent to any Person on a non-exclusive basis); or (B) of the type referred to in Section 3.9(e);

                  (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

                  (iv) any Contract imposing any material restriction on the right or ability of Parent (A) to engage in any line of business or to compete with any Person or grant any exclusive distribution rights, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                  (vi) any Contract requiring that Parent give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

                  (vii) any Contract (excluding Parent's non-exclusive license agreements of its products entered into in the ordinary course of Parent's business) that has a term of more than 60 days and that may not be terminated by Parent (without penalty) within 60 days after the delivery of a termination notice by Parent;

                  (viii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration on or after the date hereof having a value in excess of $60,000 in the aggregate or (B) the performance of services on or after the date hereof having a value in excess of $60,000 in the aggregate;

                  (ix) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; and

                  (x) any other Contract, not otherwise identified in clauses "(i)" through "(ix)", if Parent's performance or breach of such Contract could reasonably be expected to have a Material Adverse Effect on Parent.

            (b) To Parent's knowledge, each Parent Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 3.10 of the Parent Disclosure
Schedule: (i) Parent has not violated or breached, or committed any default under, any Parent Material Contract, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract; (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract,
(C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (E) give any Person the right to cancel, terminate or modify any Parent Material Contract; (iii) since June 30, 1997, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Material Contract; and (iv) Parent has not waived any of its material rights under any Parent Material Contract.

            (d) Parent is not currently renegotiating, any amount paid or payable to Parent under any Parent Material Contract, or any other material term or provision of any Material Contract.

      3.11 LIABILITIES. As of the date of this Agreement, except as set forth in the Parent SEC Documents, Parent does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured except for: (a) liabilities that would be required under generally accepted accounting principles to be disclosed on a balance sheet of Parent, and (b) recurring liabilities that have been incurred by Parent in the ordinary course of business and consistent with past practices.

      3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on Parent.

      3.13 CERTAIN BUSINESS PRACTICES. Neither Parent nor any director, officer, agent or employee of Parent has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      3.14 GOVERNMENTAL AUTHORIZATIONS. Parent holds all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations.


      3.15 TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

            (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

            (c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

            (d) No claim or Legal Proceeding is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent, in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which is being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable.

         3.16 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Except with respect to Parent's wholly owned subsidiary, Parent is not, nor has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Parent has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                  (b) Each of the Plans of Parent has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

                  (c) Each of the Plans of Parent intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Parent is not aware of any reason why any such determination letter should be revoked.

                  (d) Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                  (e) Parent does not have any knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of Parent.

         3.17 ENVIRONMENTAL MATTERS. Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice from a Governmental Body that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice from a Government Body that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law. To the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. (For purposes of this Section 3.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental

Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

         3.18 INSURANCE. Since December 31, 1996, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         3.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Parent SEC Reports, since the date of Parent's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 3.19 of the Parent Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent as of the date of this Agreement.

         3.20 LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Legal Proceeding, and (to the knowledge of Parent) no Person has threatened to commence any Legal Proceeding:
(i) that involves Parent or any of the assets owned or used by Parent which, alone or in the aggregate, has had or would have a Material Adverse Effect on Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would have a Material Adverse Effect on Parent.

                  (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

         3.21 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the requisite corporate power and authority to enter into and to perform their obligations under this Agreement, subject to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the issuance of Parent Common Stock in the Merger is advisable and fair and in the best interests of Parent and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Parent and unanimously approved the issuance of Parent Common Stock in connection with the Merger and (c) unanimously recommended the approval of the issuance of Parent Common Stock in connection with the Merger by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 5.3). This

Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to
(a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.22 VOTE REQUIRED. The only vote of Parent's stockholders required to approve the issuance of Parent Common Stock in the Merger is the vote prescribed by the NASD Rules (the "Required Parent Stockholder Vote").

         3.23 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (b) result in a default by Parent or Merger Sub under any Parent Material Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent.

         3.24 NO EXISTING DISCUSSIONS. During the period between August 26, 1997, the date on which the parties entered into a non-solicitation agreement, and the date of this Agreement, neither Parent nor any Representative of Parent, is or was engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal with respect to Parent.

         3.25 ACCOUNTING MATTERS. To the knowledge of Parent, neither Parent nor any affiliate (as that term is used in Rule 145 under the Securities Act) of Parent has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests." Price Waterhouse LLP has confirmed orally to the Company, Parent, and Ernst & Young LLP, that, after having reviewed the transactions contemplated by this Agreement and having conducted a reasonable investigation of Parent, Price Waterhouse LLP is not aware of any fact concerning Parent that could preclude Parent from accounting for the Merger as a "pooling of interests."

         3.26 FINANCIAL ADVISOR. Except for Hambrecht & Quist LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         3.27 FAIRNESS OPINION. Parent's Board of Directors has received the written opinion of Hambrecht & Quist LLC, financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent and its stockholders from a financial point of view.

         3.28 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.


SECTION 4. CERTAIN COVENANTS OF THE PARTIES

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement to the Effective Time (the "Pre-Closing Period"), each party shall, and shall cause its respective Representatives to: (a) provide the other party and the other party's Representatives with reasonable access to such disclosing party's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such disclosing party; and (b) provide the other party and the other party's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to such disclosing party, and with such additional financial, operating and other data and information regarding such disclosing party, as the other party may reasonably request. Except as required by law, each of the parties will hold, and will cause its officers, employees, accountants, legal counsel, financial advisors and other Representatives and controlled affiliates to hold, any and all information received from the other party, directly or indirectly, in confidence in accordance with the Mutual Confidential Disclosure Agreement dated March 12, 1997 between Parent and the Company.

         4.2 OPERATION OF THE COMPANY'S BUSINESS.

                  (a) During the Pre-Closing Period: (i) the Company shall conduct its business and operations (A) in the ordinary course and consistent with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of the Company's Material Contracts; (ii) to the extent consistent with the foregoing, the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18; (iv) the Company shall provide all notices, assurances and support required by any Company Contract relating to any Proprietary Asset in order to ensure that no condition of default or breach under such Company Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by the Company of any source code materials or other Proprietary Asset, or (B) a release from any escrow of any source code material or other Proprietary Asset which has been deposited or is required to be deposited in escrow under the terms of such Escrow Contract; and
(v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

                  (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed):

                           (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or stock purchase agreements, which agreements are disclosed on Part 4.2(b)(i) of the Company Disclosure Schedule;

                           (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1996 Employee Stock Purchase Plan, (2) the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and (3) the Company may grant Company Options under the Company Stock Plans to purchase up to an additional 120,000 shares of Company Common Stock after the date hereof and may issue Company Common Stock upon the exercise thereof, which shall have at least exercise prices equal to the fair market value on the date of the grant, consistent with past practice);

                           (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                           (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                           (v) except as disclosed in Part 2.1(a)(i) of the Company Disclosure Schedule, form any subsidiary or acquire any equity interest or other interest in any other Entity;

                           (vi) make any capital expenditure (except that the Company may make capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 in the aggregate; once the Company has made aggregate capital expenditures that exceed $100,000, it must seek Parent's consent for any additional capital expenditures in increments of $25,000);

                           (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                           (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the

         Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                           (ix) lend money to any Person, or incur or guarantee any indebtedness (except for: (i) advances to employees (other than to the Company's affiliates as identified on Part 2.19 of the Company Disclosure Schedule) in each case not to exceed $1,000 per employee, in the ordinary course of business and in accordance with past practices and (ii) make borrowings up to $1,000,000 under that certain credit line of the Company with Silicon Valley Bank substantially on the terms described in Part 4.2(ix) of the Company Disclosure Schedule; provided, however, that the Company shall (x) notify Parent prior to entering into an agreement with Silicon Valley Bank relating to such credit line, (y) provide Parent with a copy of the Company's executed agreement with Silicon Valley Bank relating to such credit line as soon as such an agreement is executed and (z) provide prompt updates to Parent regarding each drawdown the Company makes under such credit line, and in any event, to provide such updates no later than two business days after each such drawdown);

                           (x) establish, adopt or amend any employee benefit plan, pay any bonus (other than to non-officer employees in the aggregate amount not to exceed $35,000) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                           (xi) hire any new employee having an annual salary in excess of $100,000, or engage any consultant or independent contractor for a period exceeding 30 days;

                           (xii) change any of its methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles, to the extent consistent with past practices and after consultation with Parent;

                           (xiii) make any Tax election except in the ordinary course of business consistent with past practice or in respect of which amounts are reflected or reserved against in the most recent Company Unaudited Interim Balance Sheet;

                           (xiv) commence or settle any Legal Proceeding other than in the ordinary course of business consistent with past practice or in respect of settlements, to the extent the amount of such settlement has been reflected or reserved against in the Company Unaudited Interim Balance Sheet;

                           (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                           (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

                  (c) During the Pre-Closing Period, the Company shall give prompt notice to Parent of any event or occurrence that has caused or is reasonably expected to cause any representation or warranty made by it in this Agreement to become untrue or inaccurate such that the condition set forth in
Section 6.1 would not be satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, except as specifically set forth in this Agreement.

         4.3 OPERATION OF PARENT'S BUSINESS.

                  (a) During Pre-Closing Period, Parent shall not (without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed):

                           (i) declare or pay any dividend on or make any other distribution (whether in cash, stock, equity securities or property) in respect of any capital stock (other than ordinary and routine cash dividends to its stockholders in accordance with past practices), or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                           (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except (1) pursuant to the 1995 Employee Stock Purchase Plan, (2) Parent may issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement, and (3) Parent may grant Parent Options under the Parent Stock Plans to purchase up to an additional 240,000 shares of Parent Common Stock after the date hereof and may issue Parent Common Stock upon the exercise thereof);

                           (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract except for amendments to Parent's Stock Plans to increase the number of shares subject to issuance pursuant to such Parent's Stock Plans;

                           (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents or effect or become a party to any merger, consolidation, share exchange, or business combination;

                           (v) materially change its accounting methods, principles or practices, except as required by generally accepted accounting principles;

                           (vi) take any action, or permit any action to be taken, which would result in a failure to maintain the listing and trading of Parent Common Stock on Nasdaq National Market System;

                           (vii) make any Tax election except in the ordinary course of business consistent with past practice or in respect of which amounts are reflected or reserved against in the most recent Parent Unaudited Interim Balance Sheet;

                           (viii) commence or settle any Legal Proceeding other than in the ordinary course of business consistent with past practice or in respect of settlements, to the extent the amount of such settlement has been reflected or reserved against in the Parent Unaudited Interim Balance Sheet;

                           (ix) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                           (x) agree or commit to take any of the actions described in clauses "(i)" through "(ix)" of this Section 4.3(a).

                  (b) During the Pre-Closing Period, Parent shall give prompt notice to the Company of any event or occurrence that has caused or is reasonably expected to cause any representation or warranty made by it in this Agreement to become untrue or inaccurate such that the condition set forth in
Section 7.1 would not be satisfied; provided, however that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         4.4 NO SOLICITATION.

                  (a) The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, prior to the approval and adoption of this Agreement and approval of the Merger by the Required Company Stockholder Vote, no provision of this Agreement shall prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions and participating in negotiations with, any Person in response to an Acquisition Proposal that is submitted by such Person (and not then withdrawn) if (A) neither the Company nor any of the Representatives of the Company shall have violated any of the restrictions set forth in this Section 4.4, (B) the Board of Directors of the Company concludes in good faith, after consultation with outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (C) concurrently with furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary and reasonable limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and (D) concurrently with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this
Section 4.4 by the Company.

                  (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.


SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

                  (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The parties shall promptly furnish to the other party all information concerning itself, its stockholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                  (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger: (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record


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
date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting, and (ii) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that Parent shall not be required (A) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (B) to file a general consent to service of process in any jurisdiction.

                  (c) None of the information to be supplied by or on behalf of the parties for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of the parties for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement and no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement.

         5.2 COMPANY STOCKHOLDERS' MEETING.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the approval of this Agreement and of the Merger (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements.

                  (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the Board of Directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                  (c) Notwithstanding any other provision in this Agreement, prior to the approval of this Agreement by the Required Company Stockholder Vote, if a Superior Offer is made to the Company and is not withdrawn, the Board of Directors of the Company may, in light of the Superior Offer, to the extent it determines in good faith, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, withdraw or modify its approval or recommendation of this Agreement and the Merger or approve or recommend such Superior Offer; provided that, in so withdrawing or modifying its approval or recommendation of this Agreement and the Merger and/or recommending or approving a Superior Offer, neither the Company nor its Representatives shall have breached Section 4.4, provided, further, that the Company may refrain from soliciting proxies from its stockholders with respect to this Agreement and the Merger, in which event, however, the Company shall, subject to compliance with applicable law: (i) immediately deliver a copy of a complete, accurate and current list of the Company's stockholders to Parent; and (ii) upon the request of Parent, include in the materials mailed by the Company to the Company's stockholders with respect to calling and giving notice of the Company Stockholders' Meeting, proxy solicitation materials that have been prepared by Parent in accordance with the Exchange Act. To the extent that there is no temporary restraining order, preliminary or permanent injunction or other final and nonappealable order, decree or ruling issued by any court of competent jurisdiction which remains in effect and which has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, the Company shall remain obligated and nothing shall limit the Company's obligation under Section 5.2(a) to call, give notice of, include Parent's proxy solicitation materials in the notice materials mailed by the Company to the Company's stockholders, convene and hold the Company Stockholders' Meeting and to cause the Company's stockholders to take a final vote on this Agreement and the Merger (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

         5.3 PARENT STOCKHOLDERS' MEETING.

                  (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding the foregoing, nothing in this Section 5.3 shall obligate Parent to call, give notice of, convene or hold a Parent Stockholders' Meeting
(i) if the holders of the Company Common Stock do not approve and adopt this Agreement and approve the Merger or (ii) if, prior to the time the Parent Stockholders' Meeting is scheduled to be held, there is a Material Adverse Effect on the Company that arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5 hereof, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement.

                  (b) (i) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of Parent's Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

         5.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

         5.5 STOCK OPTIONS, WARRANTS, AND EMPLOYEE STOCK PURCHASE PLANS.

                  (a) Subject to Section 5.5(b), at the Effective Time by virtue of the Merger and without the need for any further corporate action, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms of the stock option plan (as in effect as of the date of this Agreement) under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than 5 days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a). The adjustments provided herein with respect to any Company Option that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

                  (b) Notwithstanding anything to the contrary contained in this
Section 5.5, in lieu of assuming outstanding Company Options in accordance with
Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

                  (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5. As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the assumption of such Company Stock Plans by Parent as described in Section 5.5(a).

                  (d) At the Effective Time, all rights with respect to the Company Warrants that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrants. From and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each Company Warrant assumed by Parent in accordance with this
Section 5.5(d) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 5.5(d) and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein. As soon as practicable after the Effective Time, Parent shall deliver to the Company Warrant holders appropriate notice setting forth such holders' rights pursuant thereto and the assumption of such Company Warrants by Parent as described in this Section 5.5(d).

                  (e) The Company shall terminate the Company's 1996 Employee Stock Purchase Plan ("ESPP") by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock shall be purchased under the ESPP on a new "Exercise


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
Date" (as such term is defined in the ESPP) set by the Board of Directors of the Company, which new Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board of Directors of the Company shall specify and (ii) immediately following such purchase of shares of Company Common Stock on the new Exercise Date, the ESPP shall terminate.

                  (f) Parent shall assume all Stock Purchase Agreements and the Company shall assign its repurchase rights under such Stock Purchase Agreements to Parent pursuant to Section 10 of the Stock Purchase Agreements. The Stock Purchase Agreements so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Stock Purchase Agreement by which it is evidenced (including, without limitation, any repurchase rights) immediately prior to the Effective Time, except that (i) the Stock Purchase Agreement will be for that number of whole shares (and no fractional shares) of Parent Common Stock equal to the product of the number of shares of Company Common Stock that have not vested immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share repurchase price for the unvested shares of Parent Common Stock subject to the repurchase right will be equal to the quotient determined by dividing the purchase price per share of Company Common Stock at which such Company Common Stock was purchased under the Stock Purchase Agreement by the Exchange Ratio, rounded up to the nearest whole cent.

         5.6 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                  (a) From the Effective Time, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Restated Certificate of Incorporation or Bylaws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this
Section 5.6 shall be referred to as, individually, the "Indemnified Party.") The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and Bylaws on the date of this Agreement which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party, unless required by applicable law. In addition, the terms of the existing indemnification agreements entered into by the Company and its officers and directors as of the date of this Agreement shall not be terminated by Parent or the Surviving Corporation for a period of six years after the Effective Time, unless required by applicable law.

                  (b) From the Effective Time until the third anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of $150,000. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $150,000, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $150,000.

                  (c) This Section 5.6 shall survive the consummation of the Merger at the Effective Time and is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation.


         5.7 POOLING OF INTERESTS. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."

         5.8 ADDITIONAL AGREEMENTS.

                  (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger, (iv) shall execute and deliver any additional instruments, documents, certificates or agreements necessary to consummate the Merger and the other transactions contemplated by this Agreement and to carry out the purposes and intent of this Agreement, and (v) shall fulfill their respective obligations under Sections 6 and 7. Each of the Company and Parent shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by the other party during the Pre-Closing Period.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Section 5.8: (i) to dispose or cause any of its Subsidiaries to dispose of any assets, or to commit to cause the Company to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product, or to commit to cause the Company to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause the Company to license or otherwise make available to any Person any technology, software or other Proprietary Asset the

Company is not already required to license or otherwise make available under Contracts existing as of the date of this Agreement and identified on Part 2.9 of the Company Disclosure Schedule; or (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause the Company to hold separate any assets or operations.

         5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor Parent shall, nor shall either of them permit any of their respective Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

         5.10 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person identified in Part 2.19 of the Company Disclosure Schedule and each other Person who is or becomes an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C.

         5.11 TAX MATTERS. At or prior to the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, a Professional Corporation tax representation letters in customary form. In addition, the Company shall use all reasonable efforts to obtain and deliver to Parent, as soon as practicable after the date of this Agreement, Continuity of Interest Certificates in the form of Exhibit D, signed by Phillip Lamoreaux. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code and each shall use reasonable efforts to obtain the opinions of counsel referred to in Sections 6.5(e) and 7.5(a) hereof.

         5.12 COMFORT LETTERS. The Company shall use all reasonable efforts to cause Ernst & Young LLP, certified public accountants to the Company, to provide comfort letters dated the date on which the Form S-4 Registration Statement shall become effective and reasonably acceptable in form and substance to Parent, relating to the performance of Ernst & Young LLP of customary procedures, including a review of interim financial statement information as described in SAS No. 71, with respect to the financial statements of the Company contained in or incorporated by reference in the Form S-4 Registration Statement. Parent shall use all reasonable efforts to cause Price Waterhouse LLP, certified public accountants to Parent, to provide comfort letters dated the date on which the Form S-4 Registration Statement shall become effective and reasonably acceptable in form and substance to the Company, relating to the performance of Price Waterhouse LLP of customary procedures, including a review of interim financial statement information as described in SAS No. 71, with respect to the financial statements of Parent contained in or incorporated by reference in the Form S-4 Registration Statement.

         5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of the Company.

         5.14 APPOINTMENT OF ADDITIONAL DIRECTORS. As of the Effective Time, the Board of Directors of Parent shall have taken appropriate action to cause the number of directors comprising the full Board of Directors of Parent to be increased to seven (7) persons, and Dr. Phillip Berman and Dr. David Lapan to be appointed as of the Effective Time as new members of the Board of Directors, each to serve until their respective successors are duly elected, appointed and qualified.

         5.15 CONSENTS. As soon as practicable after the date hereof, the Company will use its best efforts to obtain all material Consents, waivers and approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 5.15 of the Company Disclosure Schedule).

         5.16 FINANCIAL INFORMATION AND REPORTING. During the Pre-Closing Period, each of Parent and the Company will furnish to the other, as soon as practicable after the end of such party's monthly accounting periods, and in any event within 21 days thereafter, a consolidated balance sheet of such party, as of the end of each such monthly period, and a consolidated statement of income and a consolidated statement of cash flows of such party, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements.


SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS.

         The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties
(i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification of the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

         6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved by the Required Company Stockholder Vote, the Merger shall have been duly approved by the Required Company Stockholder Vote and the issuance of Parent Common Stock in the Merger shall have been duly approved by the required Parent Stockholder Vote.

         6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act ), which Affiliate Agreement shall also contain customary continuity of interest representations;

                  (b) Accepted employment letters in the form of Exhibit E, executed by the individuals identified on Exhibit F; and none of the individuals identified on Exhibit F shall have expressed an intention to terminate his employment with the Company or to decline to accept employment with Parent;

                  (c) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, the Company and Price Waterhouse LLP, reasonably satisfactory in form and substance to Parent and Price Waterhouse LLP, to the effect that, after reasonable investigation, Ernst & Young LLP is not aware of any fact concerning the Company or any of the Company's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (d) a letter from Price Waterhouse LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                  (e) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the continuity of interest representations and tax representation letters referred to in this Agreement), provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to the Company renders such opinion to Parent;

                  (f) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4 (as to the Required Company Stockholder Vote only), 6.6, 6.8, and
6.9 have been duly satisfied; and

                  (g) the written resignations of all officers and directors of the Company, effective as of the Effective Time; provided further that (i) the written resignations of Phillip Berman, Cary Cole, and Henky Wibowo (the "Executives") shall also contain provisions providing for the release by the Executives of the Company's obligations under the Executives' existing employment agreements with the Company and (ii) a voluntary termination by the Executives of such employment agreements.

         6.6 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement (except for any Material Adverse Effect that shall have been cured without such cure resulting or reasonably being expected to result in a Material Adverse Effect on the Company).

         6.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or has threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (c) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Company.


SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS.

         The representations and warranties of Parent contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered individually and collectively) do not constitute a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification of the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

         7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly approved and adopted by the Required Company Stockholder Vote, the Merger shall have been duly approved by the Required Company Stockholder Vote and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

         7.5 DOCUMENTS. The Company shall have received the following documents:

                  (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Wilson Sonsini Goodrich & Rosati may rely upon the continuity of interest representations and tax representation letters referred to in this Agreement), provided, however, that if Wilson Sonsini Goodrich & Rosati does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Company;

                  (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2,
7.4 (as to the Required Parent Stockholder Vote only) 7.6 and 7.8 have been duly satisfied; and

                  (c) a letter from Price Waterhouse LLP, dated as of the Closing Date and addressed to the Company, Parent and Ernst & Young LLP, reasonably satisfactory in form and substance to the Company and Ernst & Young LLP, to the effect that, after reasonable investigation, Price Waterhouse LLP is not aware of any fact concerning Parent or any of Parent's stockholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

         7.6 NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to the Parent shall have occurred since the date of this Agreement (except for any Material Adverse Effect that shall have been cured without such cure resulting or reasonably being expected to result in a Material Adverse Effect on Parent).

         7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.


SECTION 8. TERMINATION

         8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned prior to the Effective Time (unless otherwise indicated below, whether before or after approval and adoption of this Agreement and approval of the Merger by the Required Company Stockholder Vote and whether before or after approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote):

                  (a) by mutual written consent of Parent and the Company;

                  (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 1998, provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve and adopt this Agreement and to approve the Merger and (ii) this Agreement shall not have been adopted and approved and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote (provided, however, that the right to terminate this Agreement under Section 8.1(d) shall not be available to the Company where the failure to obtain the Required Company Stockholder Vote shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement);

                  (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments or postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of Parent Common Stock in the Merger and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote (provided, however, that the right to terminate this Agreement under Section 8.1(e) shall not be available to Parent where the failure to obtain the Required Parent Stockholder Vote shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement);

                  (f) by Parent (at any time prior to the approval and adoption of this Agreement and the approval of the Merger by the Required Company Stockholder Vote) or by the Company (at any time after (i) a Company Stockholders' Meeting has been held and completed, (ii) a final vote on the proposal to approve and adopt this Agreement and to approve the Merger has been taken at such Company Stockholders' Meeting and (iii) the Required Company Stockholder Vote has not been obtained at such Company Stockholders' Meeting) if a Company Triggering Event shall have occurred;

                  (g) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect, in either case such that the conditions set forth in Section 6.1, 6.2 or 6.6 would not be satisfied as of the time such representation or warranty shall have become inaccurate or as of the time of such breach; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 45-day period commencing upon delivery by Parent of a written notice to the Company describing such inaccuracy or breach, then Parent may not terminate this Agreement under this
Section 8.1(g) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured), and provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(g) if it shall have materially breached this Agreement (it being understood that (i) the cure period described in this Section 8.1(g) shall in no event extend beyond January 31, 1998, and (ii) that any such cure shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on the Company);

                  (h) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect, in either case such that the conditions set forth in Section 7.1, 7.2 or 7.6 would not be satisfied as of the time such representation or warranty shall have become inaccurate or as of the time of such breach; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach during the 45-day period commencing upon delivery by the Company of a written notice to Parent describing such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach until the end of such cure period (if such inaccuracy or breach then remains uncured), and provided further that the Company may not terminate this Agreement pursuant to this Section 8.1(h) if it shall have materially breached this Agreement (it being understood that (i) the cure period described in this Section 8.1(h) shall in no event extend beyond January 31, 1998 and (ii) that any such cure shall not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect on Parent); or

                  (i) by Parent, if (i) any Person who has signed a Voting Agreement in favor of Parent, in the form of Exhibit G, shall have breached, withdrawn, amended or modified in a manner adverse to Parent, such Voting Agreement, (ii) if, prior to the Effective Time, any Person who has signed a Voting Agreement challenges the validity of such Voting Agreement, (iii) if any Person who has signed a Voting Agreement in any way disposes of or encumbers any of the shares of Company Common Stock owned directly or beneficially by such Person as of the date of this Agreement, or (iv) if any Person who has signed a Voting Agreement votes in favor of an Acquisition Proposal.

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and shall relieve Parent, Merger Sub and the Company of any liability or obligation under this Agreement; provided, however, that the liabilities and obligations under (i) Sections 5.9, 8.2, 8.3 and 9 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

         8.3 EXPENSES; TERMINATION FEES.

                  (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto; and provided further that to the extent that the aggregate of the fees and expenses specified in Section 2.27 exceeds $500,000 (the amount of such excess shall be referred to herein as "Excess Company Merger Expenses"), the adjustment set forth in Section 1.5(e) shall be made.

                  (b) If this Agreement is terminated:

                           (i) pursuant to Section 8.1(d) by Parent or the Company (and if by Parent, only if at the time the Company Stockholders' Meeting was held, there existed a publicly announced and pending Acquisition Proposal),

                           (ii) pursuant to Section 8.1(f) by Parent or the Company (and if by Parent, unless the occurrence of a Company Triggering Event is attributable to Parent's failure to meet the condition set forth in Section 7.6 (but only if such failure to meet the condition set forth in Section 7.6 arose from (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement)),

                           (iii) pursuant to Section 8.1(h) by the Company (provided that such termination under Section 8.1(h) is not as a result of (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), or

                           (iv) pursuant to Section 8.1(i),

and if an Acquisition Transaction is consummated within twelve months from the date this Agreement is terminated, then the Company shall pay to Parent within two business days following the consummation of such Acquisition Transaction, the sum of $1,000,000 by wire transfer of immediately available funds to an account designated by Parent.

                  (c) If this Agreement is terminated:

                           (i) pursuant to Section 8.1(b) by Parent (unless failure to consummate the Merger is attributable to the restrictions or restraints imposed by any Governmental Body or because the conditions set forth in Sections 6.3, 6.5(a), 6.5(b), 6.5(c), 6.5(d), (but only if such condition was not met due to a change in the Company's situation between the date of this Agreement and the termination date), 6.5(g), and 6.6 (but only if such Material Adverse Effect arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement) have not been met),

                           (ii) pursuant to Section 8.1(e) by either Parent or the Company (and if by the Company, unless the condition set forth in Section 6.6 has not been met by the Company at the time the Parent Stockholders' Meeting, during which the Required Parent Stockholder Vote was not obtained, is held (but only if such failure to meet the condition set forth in Section 6.6 arose from (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement)),

                           (iii) pursuant to Section 8.1(g) by Parent (provided that such termination under Section 8.1(g) is not as a result of (A) the Company's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) the Company's breach of or inaccuracy of any of its representations and warranties as set forth in Section 2 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), or

                           (iv) pursuant to Section 8.1(h) by the Company (provided that such termination under Section 8.1(h) is as a result of (A) Parent's breach of or failure to perform its covenants as set forth in Sections 4 and 5, or (B) Parent's breach of or inaccuracy of any of its representations and warranties as set forth in Section 3 that resulted from facts, circumstances, events or conditions which existed at any time prior to and through the date of this Agreement), then, Parent shall pay to the Company two business days following the date this Agreement is terminated as described in this Section 8.3(c), the sum of $1,000,000 by wire transfer of immediately available funds to an account designated by the Company.


SECTION 9. MISCELLANEOUS PROVISIONS

         9.1 AMENDMENT. This Agreement may be amended by the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the stockholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders) provided, however, that (i) after any such approval of this Agreement and the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2 WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

         9.4 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW; JURISDICTION.

                  (a) This Agreement and the other agreements referred to herein between Parent and the Company constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

                  (b) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within Delaware.

                  (c) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

         9.5 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.6 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns;

provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned, by operation of law or otherwise, in whole or in part by any of the parties without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Except as set forth in
Section 5.6 with respect to the current directors and officers of the Company, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            IF TO PARENT:           Lumisys Incorporated
                                    225 Humboldt Court
                                    Sunnyvale, CA 94086
                                    Attn: Stephen J. Weiss


            WITH A COPY TO:         Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA 94306-2155
                                    Attn:  Andrei M. Manoliu




            IF TO MERGER SUB:       SAC Acquisition Corporation
                                    c/o Lumisys Incorporated
                                    225 Humboldt Court
                                    Sunnyvale, CA 94086
                                    Attn: Stephen J. Weiss


            WITH A COPY TO:         Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA 94306-2155
                                    Attn:  Andrei M. Manoliu

            IF TO THE COMPANY:      CompuRAD, Inc.
                                    1350 North Kolb Road
                                    Tucson, Arizona 85715
                                    Attn: Dr. Phillip Berman


            WITH A COPY TO:         Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304
                                    Attn:  David J. Segre

         9.8 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                                          LUMISYS INCORPORATED



                                          By:___________________________________




                                          SAC ACQUISITION CORPORATION


                                          By:___________________________________




                                          COMPURAD, INC.


                                          By:___________________________________

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

                  (a) other than the transactions contemplated by this Agreement, any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 50% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of the Company; or

                  (c) any liquidation or dissolution of the Company.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of the Company shall have failed to recommend unanimously, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the Merger or approval of this Agreement; (ii) the Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the Board of Directors of the Company in favor of approval of this Agreement and the Merger; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholder's Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

         KNOWLEDGE. A party shall be deemed to have "knowledge" of a particular fact or other matter if:

                  (a) an officer or director of such party is actually aware of such fact or other matter; or

                  (b) a prudent officer or director of such party could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the truth or existence of such fact or other matter.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. One or more events, violations, inaccuracies, circumstances or other matters will be deemed to have a "Material Adverse Effect" on a party if such event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) would have a material adverse effect on: (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the applicable party and its Subsidiaries taken as a whole, (ii) the ability of the party to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation except that any event(s), violation(s), inaccuracy(ies), circumstance(s) or other matter(s) from the following shall not be taken into account in determining whether there has been or there is reasonably expected to be a Material Adverse Effect: (i) general economic conditions or conditions affecting the party's industry generally, (ii) the delay or cancellation of orders for the party's products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or pendency of the Merger, (iii) the lack of or delay in availability of components or raw materials from the party's suppliers directly attributable to the announcement of this Agreement or pendency of the Merger, and (iv) stockholder litigation brought or threatened against the party or any member of the Board of Directors of the party with respect to this Agreement or pendency of the Merger, provided, however, that in any dispute, the party asserting that any of the foregoing is "directly attributable" to or "with respect to" this Agreement or pendency of the Merger shall have the burden of proof of such assertion by a preponderance of the evidence.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

         "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Parent and that has been delivered by Parent to the Company on the date of this Agreement and signed by the President of Parent.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's Board of Directors or other governing body.

         SUPERIOR OFFER. "Superior Offer" shall mean any bona fide offer made by a third party to acquire, directly or indirectly more than 50% of outstanding Company Common Stock on terms that the Board of Directors of the Company determines in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is neither committed nor, in the good faith judgment of the Board of Directors of the Company, reasonably capable of being obtained by such third party.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                             [SURVIVING CORPORATION]

                                       I.

         The name of this corporation is [Surviving Corporation].

                                      II.

         The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                      IV.

         1. This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares of Common Stock which the corporation is authorized to issue is one thousand (1,000) shares each having a par value of one-tenth of one cent ($0.001).

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

         2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

         3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VI.

         1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         2. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

         3. Neither any amendment nor repeal of this Article VI, nor the adoption of any provisions of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect on this
Article VI, in respect of any matter occurring, or any action, suite, claim or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                      VII.

         The name and mailing address of the incorporator is as follows:

                                Andrei M. Manoliu
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-0663

                                     VIII.

         The corporation is to have perpetual existence.

                                      IX.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this ___ day of October, 1997.


                                    ____________________________________________
                                    ANDREI M. MANOLIU
                                    SOLE INCORPORATOR

                                    EXHIBIT C



                           FORM OF AFFILIATE AGREEMENT


         THIS AFFILIATE AGREEMENT (this "Agreement") is being executed and delivered as of _________ __, 1997 by _________ ("Affiliate") in favor of and for the benefit of LUMISYS INCORPORATED, a Delaware corporation ("Parent").

                                    RECITALS

         A. Affiliate is a stockholder [and an officer and director] of COMPURAD, INC., a Delaware corporation (the "Company").

         B. Parent, the Company and SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of _________ __, 1997 (the "Reorganization Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's stockholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of the common stock, par value $.01 per share, of the Company ("Company Common Stock") and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

         C. Affiliate may be deemed to be an "affiliate" of the Company for purposes of: (i) the restrictions on resale imposed by the Securities Act of 1933, as amended (the "Act"); and (ii) determining Parent's eligibility to account for the Merger as a "pooling of interests" under applicable "pooling of interests" accounting requirements (including Accounting Principles Board Opinion No. 16 and Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC")).

                                    AGREEMENT

         1. REPRESENTATIONS AND WARRANTIES. Affiliate represents and warrants to Parent as follows:

                  (a)      RESTRICTIONS AS AFFILIATE.

                           (i)      Affiliate is the holder and beneficial owner
of _____________ (_____) shares of Company Common Stock (the "Company Shares"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

                           (ii)     Affiliate has carefully read this Agreement,
and has discussed with counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Company Shares and the Parent Shares.

                           (iii)    Affiliate understands that the
representations, warranties and covenants set forth in this Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

                  (b)      CONTINUITY OF INTEREST.

                           (i)      Affiliate did not acquire any of the Company
Shares in contemplation of the Merger.

                           (ii)     Affiliate has not engaged in a Sale (as
defined below) of any shares of Company Common Stock in contemplation of the Merger.

                           (iii)    Affiliate has no plan or intention to engage
in a sale, exchange, transfer, distribution, redemption or reduction in any way of Affiliate's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than fifty percent (50%) of the shares of Parent Common Stock to be received by Affiliate in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which Affiliate will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

                           (iv)     Affiliate has no plan or intention to
exercise dissenters' rights in connection with the Merger.

                           (v)      Affiliate is not aware of, or participating
in, any plan or intention on the part of the stockholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a stockholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

                           (vi)     Except to the extent written notification to
the contrary is received by Parent and the Company from Affiliate prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

                           (vii)    Affiliate has consulted with such legal
counsel and financial advisors as he has deemed appropriate in connection with the execution of this Agreement.

                           (viii)   Affiliate understands that Parent, Merger
Sub, the Company, and the Company's stockholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations, warranties and certifications contained herein and (b) Affiliate's performance of the obligations set forth herein.


         2.       PROHIBITIONS AGAINST TRANSFER.

                  (a) Affiliate agrees that during the period from the date on which the Merger is consummated through the date on which financial results covering at least thirty (30) days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements), Affiliate agrees that (i) he shall not sell, transfer or otherwise dispose of, or reduce his interest in or risk relating to, any shares of Parent Common Stock (including the Parent Shares), and (ii) he shall ensure that none of his children sells, transfers or otherwise disposes of, or reduces his interest in or risk relating to, any shares of Parent Common Stock received in the Merger.

                  (b) Without limiting the generality of Section 2(a) of this Agreement, Affiliate shall not effect any sale, transfer or other disposition of any of the Parent Shares, and Affiliate shall ensure that none of his children effects any sale, transfer or other disposition of any shares of Parent Common Stock received in the Merger; unless:

                           (i) such sale, transfer or other disposition has been registered under the Act;

                           (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Affiliate (satisfactory in form and content to Parent) stating that such requirements have been met;

                           (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

                           (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

         3.       STOP TRANSFER INSTRUCTIONS; LEGEND.

                  Affiliate understands that the Parent Shares will be characterized as "restricted securities" for purposes of Rule 144 under the Act, and that therefore any sale, transfer or other disposition of any of the Parent Shares must be made in conformity with the provisions of said Rule or be registered under the Act. Affiliate acknowledges and agrees that (i) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (ii) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF _________ __, 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND Lumisys Incorporated, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF LUMISYS INCORPORATED"

         4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Affiliate set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

         5. SPECIFIC PERFORMANCE. Affiliate agrees that in the event of any breach or threatened breach by Affiliate of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

         6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Affiliate shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Affiliate contained in this Agreement.

         7. OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement and nothing in the Reorganization Agreement shall limit any of the rights or remedies of Parent under this Agreement.

         8. NOTICES. Any notice or other communication required or permitted to be delivered to Affiliate or Parent under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

            IF TO PARENT:     Lumisys Incorporated
                              225 Humboldt Court
                              Sunnyvale, CA 94089
                              Attention:  Stephen J. Weiss

            WITH A COPY TO:   Cooley Godward LLP
                              Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA  94306-2155
                              Attention:  Andrei M. Manoliu, Esq.
                              Facsimile No.: (415) 857-0663

            TO AFFILIATE AT:




            WITH A COPY TO:    Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304
                               Attention: David J. Segre, Esq.
                               Facsimile No.: (415) 493-6811

         9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

         11. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         12. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         13. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

         14. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement set forth the entire understanding of Parent and Affiliate relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Affiliate relating to the subject matter hereof and thereof.

         15. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

         16. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

         17. ASSIGNMENT. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Affiliate.

         18. BINDING NATURE. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Affiliate and his representatives, executors, administrators, estate, heirs, successors and assigns.

         19. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

      Affiliate has executed this Agreement on September __, 1997.



                                    Signature: _______________________________

                                    EXHIBIT D


                   FORM OF CONTINUITY OF INTEREST CERTIFICATE


      ______________________ ("Stockholder") is aware that an Agreement and Plan of Merger and Reorganization dated as of September ___, 1997 (the "Reorganization Agreement") and related Certificate of Merger (together, the "Agreements") has been made and entered into by and among LUMISYS INCORPORATED, a Delaware corporation ("Parent"), SAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and COMPURAD, INC., a Delaware corporation (the "Company") providing for the merger of Merger Sub with and into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) the Company's stockholders will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

         1. Stockholder represents, warrants and certifies to Parent, Merger Sub, the Company and the Company's Stockholders as follows:

                  (a) Stockholder currently is the owner of ___________ shares of Company Common Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

                  (b) Stockholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

                  (c) Stockholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Stockholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than [fifty percent (50%)] of the shares of Parent Common Stock to be received by Stockholder in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which Stockholder will receive consideration in the Merger other than shares of Parent Common Stock (including cash to be received in lieu of fractional shares of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

                  (d) Stockholder has no plan or intention to exercise dissenters' rights in connection with the Merger.

                  (e) Stockholder is not aware of, or participating in, any plan or intention on the part of the stockholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Common Stock (or the portion thereof) (i) with respect to which a stockholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan).

                  (f) Except to the extent written notification to the contrary is received by Parent and the Company from Stockholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

                  (g) Stockholder has consulted with such legal counsel and financial advisors as he has deemed appropriate in connection with the execution of this Certificate.

         2. Stockholder understands that Parent, Merger Sub, the Company, and the Company's stockholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on (a) the truth and accuracy of the representations, warranties and certifications contained herein and (b) the Stockholder's performance of the obligations set forth herein.

         Stockholder has executed this Certificate on _________ ___, 1997.



                                             __________________________________

                                    EXHIBIT E

                              LUMISYS INCORPORATED


___________________________

___________________________

___________________________

___________________________

RE:   EMPLOYMENT TERMS

Dear _________________:

LUMISYS INCORPORATED (the "Company") is pleased to offer you the position of President, effective upon the closing of the acquisition of CompuRAD, Inc. by the Company (the "Closing"), on the following terms, which terms shall be effective only upon the Closing.

1.    REPORTING DUTIES

You will be responsible for all functional areas of the combined company, including duties customarily associated with the position and other duties as assigned by me. You will work at our facility located in Tucson, Arizona. Of course, the Company may change your position, duties, and work location from time to time as it deems necessary; provided that no such change shall occur prior to September 1998.

2.    COMPENSATION

Your compensation will be $        per month, less payroll deductions and all
required withholdings. You will be paid bi-weekly (26 payment periods per year) and you will be eligible for the following standard Company benefits: group medical, dental and life insurance, vacation and participation in the Company's 401(k) and employee stock purchase plan. Details about these benefit plans are available for your review. The Company may modify compensation and benefits from time to time as it deems necessary.

3.    BONUS

You will also be eligible annually for a discretionary year-end bonus, in an amount to be determined by the Company's Board of Directors (the "Board") in its sole discretion. You will earn this bonus if all of the following criteria are met: (i) the Company must meet or exceed its planned revenue and profit objectives for the bonus year, as determined by the Board; (ii) your performance must meet or exceed expectations for your position, as determined by the Board; and (iii) you must remain an active employee through the end of the bonus year. If your employment terminates for any reason before the end of the bonus year, you will not receive this bonus; no prorated bonus can be earned, provided however, that if you are terminated at any time in 1998 (unless you are terminated for "cause" as defined in Paragraph 8 below), you will receive a pro-rated bonus for the year 1998. In addition, if the Closing occurs after January 1, 1998, any bonus for the year 1998 will be calculated to cover the period from January 1, 1998 as if you had been employed during that period. It is currently expected that you will not receive a bonus from the Company for the services you performed during the year 1997.

4.    RELOCATION EXPENSES

You will receive relocation benefits for your move from Arizona to California from the date of this Agreement to December 31, 1998, under the terms of the Relocation Benefits Agreement, attached hereto as Exhibit B, up to a maximum reimbursement amount to be mutually agreed upon by the parties.

5.    COMPANY POLICIES REGARDING CONFIDENTIAL INFORMATION AND OTHER MATTERS

As a Company employee, you will be expected to abide by Company rules and regulations, acknowledge in writing that you have read the Company's Employee Handbook, and sign and comply with the Proprietary Information and Inventions Agreement, attached hereto as Exhibit A, which prohibits unauthorized use or disclosure of Company proprietary information. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

Normal working hours are from 8:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments. Except with the prior written consent of the Board, you will not during the term of your employment with the Company undertake or engage in any other employment, occupation or business enterprise. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

6.    RESTRICTIVE COVENANT

During the term of your employment, except as permitted by this paragraph, you agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise. During the term of your employment by the Company, including any period of salary continuation following your termination, as described below, you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which competes with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company. Notwithstanding the above, however, you may own, as a passive investor, securities of any competitor corporation, so long as your and your family's aggregate holdings in any one such corporation do not constitute more than 1% of the voting stock of such corporation.

7.    NON-SOLICITATION

While employed by the Company, and for one (1) year thereafter, you agree not to interfere with the business of the Company by: (i) soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment with the Company; or (ii) directly or indirectly soliciting the business of any customer of the Company which at the time of termination or one year immediately prior thereto was listed on the Company's customer list.

8.    TERMINATION

You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a Company officer. Notwithstanding the foregoing, in the event before the second anniversary of Closing the Company terminates your employment without "cause" or you terminate your employment for "good reason," the Company will continue, as severance, your base salary at its then current rate for a period of twelve (12) months following such termination. For the purposes of the foregoing, "cause" means misconduct, including: (i) the current use of illegal drugs; (ii) indictment for any crime involving moral turpitude, fraud or misrepresentation; (iii) commission of any act which would constitute a felony and which would adversely impact the business or reputation of the Company; (iv) fraud; (v) misappropriation or embezzlement of Company funds or property; (vi) willful conduct which is materially injurious to the reputation, business or business relationships of the Company; (viii) your failure to perform your responsibilities and/or duties provided that you have thirty days (from the date that the Company delivers a written notice to you describing your failure to perform) to cure any failure to perform; or (ix) a material violation of any of the provisions of this employment offer letter or of the attached Proprietary Information and Inventions Agreement. For purposes of the foregoing, "good reason" means: (i) material diminution in your duties or salary (except in connection with a fairly administered across the board salary reduction plan adopted by the Board) or (ii) relocation outside of the San Francisco Bay Area (other than back to the Tucson area if the Company provides relocation expenses for such relocation).

9.    ENTIRE AGREEMENT

This letter, including Exhibits A, B, and C, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment. This letter agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company.

The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written. In addition, all employment contracts, terms of employment, offer letters or similar agreements, arrangements or understandings between you and CompuRAD, Inc. terminate as of the Closing.

In consideration of the terms of the Closing and this offer letter, you hereby agree to release and hold harmless CompuRAD, Inc., the Company and their officers, directors and agents for any and all acts or omissions relating to your employment with CompuRAD, Inc. prior to the Closing and do so by executing the Release attached hereto as Exhibit C.

Please sign and date this letter, and return it to me, if you wish to accept employment at the Company under the terms described above.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,


___________________________________
Stephen J. Weiss


ACCEPTED:



___________________________________
Phillip Berman



___________________________________
Date


Attachment:

Exhibit A:        Proprietary Information and Inventions Agreement
Exhibit B:        Relocation Benefits Agreement
Exhibit C:        Release

                                    EXHIBIT A

                              LUMISYS INCORPORATED


                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


         In consideration of my employment or continued employment by LUMISYS INCORPORATED (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

                  The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

         2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         3.       ASSIGNMENT OF INVENTIONS.

                  3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                           (i)      Any provision in an employment agreement
which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                                    (1)      Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                                    (2)      Result from any work performed by
the employee for the employer.

                           (ii)     To the extent a provision in an employment
agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

                  3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

         4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

                  In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. OBLIGATION TO THE COMPANY AFTER TERMINATION. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Attachment 1 attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Attachment 1 would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Attachment 1 but am to inform the Company that all such Inventions have not been listed for that reason.

         7. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

         8. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         9. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

         10. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         11. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         12.      GENERAL PROVISIONS.

                  12.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

                  12.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                  12.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

                  12.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  12.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  12.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

                  12.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely: ___________ __, 19__.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT 1 TO THIS AGREEMENT.



Dated:______________________              ____________________________________
                                          Signature


                                          ____________________________________
                                          (Printed Name)


                                          ____________________________________
                                          (Address)

                                          ____________________________________

                                          ____________________________________

ACCEPTED AND AGREED TO:

LUMISYS INCORPORATED


By: ___________________________

Title: ________________________

                                  ATTACHMENT 1

                                   MEMORANDUM


TO:         LUMISYS INCORPORATED

FROM: _______________________________

DATE: _______________________________

RE:         Inventions


         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LUMISYS INCORPORATED (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the
Company:

         [  ]  No inventions or improvements.

         [  ]  See below:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

         [ ] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

         [  ] Additional sheets attached.

         2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

      [  ]  No material.

      [  ]  See below:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

      [  ]  Additional sheets attached.


Date: ___________________               _______________________________________
                                                Employee

                                    EXHIBIT B

                          RELOCATION BENEFITS AGREEMENT


Effective on ___________________ 1997 (the "Effective Date"), I,_______________
               (Start Date)                                        (Name)
hereby agree to the following terms and conditions with respect to all relocation costs paid to me or on my behalf by Lumisys Incorporated (the "Company"), whether by reimbursement to me or by direct payment to third parties, in connection with my relocation from Arizona to my new home in ___________________, California (the "Relocation Costs"):

1. If I remain a President of the Company for 12 months from the Effective Date, I shall have no obligation to repay any of the Relocation Costs.

2. If my employment terminates for "cause" or without "good reason" within one year from the effective date, I agree to repay to the Company a portion of the Relocation Costs, including tax assistance payments or other amounts paid to federal or state tax agencies as withholding or other credit against taxes, to be calculated as follows:

            For each full month of full-time employment, the Company will forgive 1/12 of my Relocation Costs. The remaining unforgiven Relocation Costs are due and payable to the Company on demand.

3. I understand that all reimbursements and allowances paid to me or on my behalf as Relocation Costs, including tax assistance payments and amounts withheld as payroll deductions, in connection with my relocation must be included as a part of my gross income and therefore may be subject to tax. If I am required under paragraph 2 of this agreement to repay Relocation Costs to the Company, I will repay the entire amount determined under paragraph 2, including tax assistance payments and amounts withheld as payroll deductions.

      I also understand that my ability to deduct a portion of my Relocation Costs is subject to specific limits and other IRS requirements, including the requirement that I must be able to substantiate my expenses by keeping copies of my receipts. I UNDERSTAND THAT IF I AM AUDITED BY THE IRS OR ANY STATE TAX AGENCY, I ALONE AND NOT THE COMPANY WILL BE LIABLE FOR ANY TAXES, INTEREST OR PENALTIES DUE IF ANY CLAIMED DEDUCTIONS ARE DENIED FOR ANY REASON, INCLUDING IF I FAIL TO KEEP COPIES OF RECEIPTS. I understand that I cannot rely on the Company or any officer or employee of the Company for advice regarding the proper tax treatment of my Relocation Costs, and that I am responsible for obtaining independent advice from my own personal tax advisor.

4. I understand that nothing in this agreement assures me of a continuing position with the Company, or in any way changes the Company's right to end the employment relationship as it deems necessary.

5. If I am obligated under this agreement to repay the Company for Relocation Costs, I hereby authorize the Company to deduct the entire amount due from my final paycheck, including from any vacation pay due.

6. Before submitting expenses for reimbursement as Relocation Costs, I will inform the Company whether my spouse is eligible for relocation benefits from another employer, and if so, the terms of those benefits. If my spouse is eligible for any of the same relocation benefits which the Company has offered me, I will only receive one-half of any such benefits from the Company.



_______________________________                   _____________________________
      Employee signature                                    Date

                                    EXHIBIT C

                                     RELEASE


         Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge CompuRAD, Inc. (the "Company"), its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; the Arizona Civil Rights Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me, provided that the Company has also executed this Release by that date ("Effective Date").

         In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR

SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.


                                       By: ____________________________________


                                       Date: __________________________________

                                    EXHIBIT F

                INDIVIDUALS TO EXECUTE EMPLOYMENT OFFER LETTERS


1.    Phillip Berman, M.D.

2.    Cary Cole

3.    Henky Wibowo

                                    EXHIBIT G

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT is entered into as of September 28, 1997 by and between LUMISYS INCORPORATED, a Delaware corporation ("Parent"), and _____________________ ("Stockholder").

                                    RECITALS

         A. Parent, SAC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CompuRAD, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

         B. As of the date hereof, Stockholder owns the number of shares of Company Common Stock set forth below Stockholder's name on the signature page hereto (all such shares, together with any shares of Company Common Stock or other shares of capital stock of the Company that may hereafter be acquired by Stockholder, being referred to herein as the "Subject Shares").

         C. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Stockholder has agreed, to enter into this Voting Agreement.


                                    AGREEMENT


         The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1.           TRANSFER OF SUBJECT SHARES

         1.1 TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the earlier to occur of: (i) the Effective Time, or (ii) the valid termination of the Reorganization agreement (the "Expiration Date"), and except as otherwise contemplated hereby, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement or similar agreement with respect to any of the Subject Shares.

         1.2 OBLIGATIONS OF TRANSFEREES. Each transferee or any subsequent transferee of the Subject Shares or any interest in such Subject Shares, shall hold such Subject Shares or interest in the Subject Shares subject to all the provisions of this Voting Agreement. Each transferee shall sign a counterpart of this Agreement, agreeing to be bound by the terms and conditions hereof, prior to receipt of any Subject Shares.

SECTION 2.            VOTING OF SUBJECT SHARES

         2.1 PRE-TERMINATION VOTING AGREEMENT. Without in any way limiting the Stockholder's right to vote the Subject Shares in his sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of the stockholders of the Company called to vote upon the Merger and the Reorganization Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Reorganization Agreement is sought, the Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall vote the Subject Shares in favor of: (i) the Merger, (ii) the execution and delivery by the Company of the Reorganization Agreement, (iii) the adoption and approval of the terms thereof and (iv) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions with respect to the Subject Shares regarding the Merger and the Reorganization Agreement, other than any agreement or understanding to vote or give instructions in favor of the Merger and the Reorganization Agreement.

         2.2 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Voting Agreement, Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the Subject Shares (the "Proxy").

SECTION 3.            WAIVER OF APPRAISAL RIGHTS.

         Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 4.            NO SOLICITATION

         Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Stockholder, directly or indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal. Notwithstanding the foregoing, Stockholder shall not be prevented from taking any action that is not prohibited under Section 4.4 of the Reorganization Agreement, whether he is acting in his capacity as a Stockholder of the Company or as an officer or director of the Company; provided that nothing herein shall be deemed to excuse Stockholder's performance of his voting obligations hereunder.

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants to Parent as follows:

         5.1 AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.2      NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any Legal Requirement, order, decree or judgment applicable to Stockholder or by which he or any of his properties is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of his properties is bound or affected.

                  (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

         5.3 TITLE TO SUBJECT SHARES. Stockholder owns of record and beneficially the Subject Shares set forth under Stockholder's name on the signature page hereof and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Stockholder's name on the signature page hereof.

         5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6.         COVENANTS OF STOCKHOLDER

         6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

         6.2 LEGEND. Promptly after the date of this Voting Agreement, and in any event, no later than two business days following the date of this Voting Agreement, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF SEPTEMBER 28, 1997, AS IT MAY BE AMENDED, BETWEEN THE ISSUER AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7.          MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. This Voting Agreement shall terminate, and the provisions hereof shall be of no further force or effect upon the Expiration Date.

         7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any Damages (regardless of whether or not such Damages relate to a third-party claim) which are directly or indirectly suffered or incurred at any time by Parent, or to which Parent otherwise becomes subject, and that arise from or are directly or indirectly connected with any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

         7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

         7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

            if to Stockholder:

                  at the address set forth below Stockholder's signature on the signature page hereto;


            with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, CA  94306
                  Attention: David J. Segre


            if to Parent:

                  Lumisys Incorporated
                  225 Humboldt Court
                  Sunnyvale, CA 94086
                  Attention: Stephen J. Weiss


            with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA  94306

                  Attention:  Andrei M. Manoliu


         7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

         7.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any affiliate of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and his heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

         7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof in any Delaware court or other court of proper jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.

         7.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any Affiliate Agreement between Parent and Stockholder or any other agreement.

         7.10 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts entered into and to be performed entirely within the State of Delaware.

         7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         7.12     CONSTRUCTION.

                  (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

                  (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                          LUMISYS INCORPORATED


                                          By: _________________________________
                                          Name: _______________________________
                                          Title:_______________________________


                                          STOCKHOLDER


                                          _____________________________________
                                          Name: _______________________________

                                                Address:_______________________
                                                        _______________________
                                                Facsimile:_____________________

                                                Number of Shares of Company
                                                Common Stock owned of record as
                                                of the date of this Voting
                                                Agreement:
                                                _______________________________

                                    EXHIBIT A

                                IRREVOCABLE PROXY


         The undersigned stockholder of CompuRAD, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes ___________________, _________________ and Lumisys,
Incorporated, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable and is coupled with an interest. This proxy is granted in connection with the Voting Agreement of even date herewith between Parent and the undersigned (the "Voting Agreement") and in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization of even date herewith among Parent, SAC Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and the Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings assigned to such terms in the Reorganization Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company, until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time, as follows:
(i) in favor of the Merger, (ii) in favor of the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and (iii) in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof or thereof.

         This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


Dated:  September 28, 1997


                                          _____________________________________
                                          Name: _______________________________


                                          Number of Shares of Company
                                    Common Stock:______________________________

                                    EXHIBIT H

                   INDIVIDUALS TO EXECUTE THE VOTING AGREEMENT


1.    Phillip Berman, M.D.

2.    Cary Cole

3.    Henky Wibowo

4.    Kevin Donovan